As filed with the Securities and Exchange Commission on May 25, 2017

Registration No. 333-209002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3670	45-2973162
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IR.S. Employer Identification Number)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

  Oded Har-Even, Esq.

  Robert V. Condon III, Esq.

  Zysman, Aharoni, Gayer and

  Sullivan & Worcester LLP

  1633 Broadway

  New York, New York 10019

  Telephone: (212) 660-5000

  Facsimile: (212) 660-3001

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-209002) (the “Registration Statement”) of DarioHealth Corp. (“our”, “we” or the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2017. The Registration Statement was originally declared effective by the SEC on March 3, 2016. The Registration Statement originally covered (i) a primary offering (the “Offering”) of 1,333,333 shares of common stock, $0.0001 par value per share and warrants to purchase 1,533,333 shares of common stock at an exercise price of $4.34 per share, and (ii) the offering of warrants to purchase 143,333 shares of common stock at an exercise price of $5.625 that were issued to the underwriters in the Offering. The Registration Statement now covers the sale of the shares of our common stock issuable from time to time upon exercise of such warrants that remain unexercised.

All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 25, 2017

1,671,666 Shares of Common Stock

Issuable Upon the Exercise of Warrants

We are offering up to an aggregate of 1,671,666 shares of common stock, $0.0001 par value per share, issuable upon exercise of warrants. Warrants exercisable for 1,528,333 shares were issued on March 8, 2016 as part of a public offering of common stock and warrants and have an exercise price of $4.34 per share. Such warrants were exercisable immediately and will expire on March 8, 2021. Warrants exercisable for 143,333 shares of Common Stock were issued on March 8, 2016 to the underwriters in the public offering and have an exercise price of $5.625 per share. Such warrants were immediately exercisable on September 3, 2016 and expire on March 8, 2021.

Our common stock and the warrants issued to purchasers in the offering described above are currently listed on The NASDAQ Capital Market under the symbols “DRIO” and “DRIOW”, respectively. On May 24, 2017, the last reported sale price for our common stock and warrants was $2.62 per share and $0.40 per warrant, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or our Annual Report, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2017

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside the United States:  We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors,” and our consolidated financial statements and the related notes and other documents incorporated by reference herein and in the accompanying prospectus.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a digital health (mHealth) company that is developing and commercializing a patented and proprietary technology providing consumers with laboratory-testing capabilities using smart phones and other mobile devices. Our flagship product, DarioTM, which we also refer to as our DarioTM Smart Diabetes Management Solution, is a mobile, real-time, cloud-based, diabetes management solution based on an innovative, multi-feature software application combined with a stylish, ‘all-in-one’, pocket-sized, blood glucose monitoring device, which we call the DarioTM Smart Meter.

Beyond the benefits of individual diabetes management, we envision the DarioTM application becoming the centerpiece in a new era of interconnected devices and services, providing healthier and better lives for diabetic patients worldwide. With every single measurement captured and stored on a secure cloud data base, our software driven, comprehensive data-management technology has the potential to deliver actionable insight and analytical tools to manage individual patients or large populations, as well as provide a complete and comprehensive “big data” solution for healthcare providers and payers.

Our Corporate Information

Our address is 9 Halamish Street, Caesarea Industrial Park, 3088900, Israel and our telephone number is +(972)-(4) 770 4055. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

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THE OFFERING

Securities offered by us	Up to 1,671,666 shares of common stock issuable upon exercise of warrants, or the Warrants, including Warrants exercisable for 1,528,333 shares issued as part of a public offering of common stock and warrants, or the Investor Warrants, and Warrants exercisable for 143,333 shares of common stock issued the underwriters in the public offering, or the Representative’s Warrants.

Common stock to be outstanding after this offering	11,268,043 shares of common stock if all Warrants are exercised in full.

Description of the Investor Warrants	The Investor Warrants have a per share exercise price of $4.34. The Investor Warrants were exercisable immediately upon issuance and will expire on March 8, 2021.

Description of the Representative’s Warrants	The Representative’s Warrants have a per share exercise price of $5.625. The Representative’s Warrants were exercisable as of September 3, 2016 and will expire on March 8, 2021.

Anti-dilution	The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Use of proceeds	The proceeds in this offering consist solely of the exercise price to be paid by the Warrant holders upon exercise of the Warrants. We intend to use the proceeds from the exercise of the Warrants for commercialization efforts of our products, such as increased marketing or production expenses, and for general working capital purposes.

NASDAQ Capital Market listing symbol for common stock and warrants	DRIO and DRIOW

Risk Factors	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 of this prospectus and page 21 of our Annual Report.

Unless otherwise specified, the information in this prospectus, including the number of shares of common stock that will be outstanding after this offering set forth above, is based on 9,596,377 shares of common stock outstanding as of May 24, 2017, and excludes the following:

•	1,048,209 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $8.14 per share, with 528,828 shares of common stock remaining available for future grant under such plan as of May 24, 2017, and 73,522 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $32.34 per share; and
•	5,750,869 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.69 per share as of May 24, 2017.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in our Annual Report which is incorporated by reference into this prospectus, as well as the other information in this prospectus or incorporated by reference into this prospectus (including our financial statements and the related notes), before deciding whether to invest in our securities. Investment risks can be market-wide as well as unique to a specific industry or company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the risks described in our Annual Report could harm our business, financial condition, results of operations or growth prospects. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We received gross proceeds from the sale of the common stock and Investor Warrants of approximately $6 million. As of May 24, 2017, we have received $22,500 from the exercise of Warrants. In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive additional gross proceeds of approximately $6.6 million.

The principal reason of this offering is to provide for the registration of shares of common stock issuable upon exercise of the Warrants. We intend to use the net proceeds from this offering for commercialization efforts of our products, such as increased marketing or production expenses, and for general working capital purposes. Pending use of the net proceeds, we intend to invest in a combination of short-term bank deposits, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We did not declare or pay cash dividends in 2015, 2016 or through the date of this prospectus, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We have no dividends policy and will consider distributing dividends on a year by year basis. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

DILUTION

Our net tangible book value as of December 31, 2016 was approximately ($1.14) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the issuance of 1,671,666 shares of common stock upon exercise of Warrants for cash in this offering, our net tangible book value as of December 31, 2016 would have been $898,000 or $0.12 per share. This represents an immediate increase in net tangible book value of $7,439,000 per share to existing stockholders and an immediate dilution in net tangible book value of $4.33 to holders of the Warrants, in this offering.  The following table illustrates this calculation.

Exercise price of the Warrants	$4.45
Net tangible book value per share as of December 31, 2016	$(1.14)
Increase in net tangible book value per share attributable to this offering	$1.27
As adjusted net tangible book value per share as of December 31, 2016, after giving effect to this offering	$0.12
Dilution in net tangible book value per share to new investors	$4.33

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The number of shares of common stock outstanding used for existing stockholders in the table and calculations above is based on 9,596,377 shares of common stock outstanding as of May 24, 2017and excludes the following:

•	1,048,209 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $8.14 per share, with 528,828 shares of common stock remaining available for future grant under such plan as of May 24, 2017, and 73,522 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $32.34 per share; and

•	5,750,869 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.69 per share as of May 24, 2017.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consisted of 160,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of blank-check preferred stock, par value $0.0001 per share. As of May 24, 2017, we had 9,596,377 shares of common stock outstanding and no shares of preferred stock designated, issued or outstanding. No other class or series of capital stock has been established.

Common Stock

Voting.  The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends.  The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our Board of Directors in their discretion pursuant to the Delaware General Corporation Law therefor and after provision is made for each class of capital stock having preference over the common stock (including the preferred stock if any).

Liquidation Rights.  In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock (including the preferred stock if any).

Conversion Rights.  The holders of our common stock have no conversion rights.

Preemptive and Similar Rights.  The holders of our common stock have no preemptive or similar rights under our Certificate of Incorporation.

Redemption/Put Rights.  There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

Investor Warrants

The following summary of certain terms and provisions of the Investor Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Investor Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant agreement, which is an exhibit to the registration statement of which this prospectus forms a part.

Exercisability.  The Investor Warrants are exercisable immediately and at any time up to the date that is five years from the closing of the original offering. The Investor Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Investor Warrant, the holder does not have the right to exercise any portion of the Investor Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Investor Warrants.

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Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the Investor Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Investor Warrants, the holder may, in its sole discretion, exercise the Investor Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Investor Warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Investor Warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the Investor Warrants is $4.50. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the Investor Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the Investor Warrants may be transferred at the option of the holders upon surrender of the Investor Warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing.  The Investor Warrants were issued in registered form under a warrant agency agreement between VStock Transfer, as warrant agent, and us.

Fundamental Transaction.  In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  Except as otherwise provided in the Investor Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Investor Warrant.

Representative’s Warrants

The following summary of certain terms and provisions of the Representative’s Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Representative’s Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of representative’s warrant, which is an exhibit to the registration statement of which this prospectus forms a part.

Exercisability.  The Representative’s Warrants were exercisable as of September 3, 2016 and at any time up to the date that is five years from the closing of the offering. The Representative’s Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the Representative’s Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Representative’s Warrants, the holder may, in its sole discretion, exercise the Representative’s Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Representative’s Warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Representative’s Warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the Representative’s Warrants is $5.625. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the Representative’s Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the Representative’s Warrants may be transferred at the option of the holder upon surrender of the Representative’s Warrants to us together with the appropriate instruments of transfer.

Registration Rights. The Representative’s Warrants provide for demand and piggyback registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holder.

Preferred Stock

Our certificate of incorporation, as amended, provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series of preferred stock includes, but is not limited to, determination of the following:

•	the distinctive designation of such class or series and the number of shares to constitute such class or series;

•	the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

•	the right or obligation, if any, of the Company to redeem shares of the particular class or series of preferred stock and, if redeemable, the price, terms and manner of such redemption;

•	the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of preferred stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	the obligation, if any, of the Company to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

•	voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock;

•	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock;

•	such other preferences, powers, qualifications, special or relative rights and privileges as the board of directors may deem advisable and are not inconsistent with the law and the provisions of our certificate of incorporation, as amended.

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Stock Options

As of May 24, 2017, we had options outstanding pursuant to our Amended and Restated 2012 Equity Incentive Plan that are exercisable for an aggregate of 1,048,209 shares of common stock at a weighted average exercise price of $8.14 per share and 73,522 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $32.34 per share.

Other Warrants

As of the date of this prospectus, other than the Investor Warrants and the Representative’s Warrants, we have an aggregate of 5,750,869 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.69 per share

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation, as amended, provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock and the Investor Warrants.

Listing

Our common stock and the Investor Warrants are currently listed on The NASDAQ Capital Market under the symbols “DRIO” and “DRIOW”, respectively.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Warrants.  As of May 24, 2017, the Warrants were exercisable for a total of 1,671,666 shares of our common stock.  The shares of common stock will be issued in accordance with the terms of the Investor Warrants and Representative’s Warrants, as applicable. For more information about the Investor Warrants and the Representative’s Warrants, please see the sections above titled “Description of Capital Stock — Investor Warrants” and “Description of Capital Stock — Representative’s Warrants,” respectively.

LEGAL MATTERS

The validity of the common stock offered hereby was passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

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EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in the consolidated financial statements) and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1, of which this prospectus forms a part, including exhibits and schedules, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below:

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 22, 2017;

(2)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2017, as filed with the SEC on May 15, 2017;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on January 12, 2017, March 2, 2017, March 10, 2017 and March 31, 2017;

(4)	Our Registration Statement on Form S-1 filed with the SEC on January 15, 2016 (Registration No. 333-209002), as amended on February 17, 2016, February 26, 2016 and March 3, 2016 and as declared effective by the SEC on March 3, 2016; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

9

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 9 Halamish Street, Caesarea Industrial Park, 3088900, Israel, Attention: Controller, +(972)-(4) 770-4055.

10

1,671,666 Shares of Common Stock

Issuable Upon the Exercise of Warrants

PROSPECTUS

May 25, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$0
Printing expenses	0
Legal fees and expenses	4,500
Accounting fees and expenses	4,000
Miscellaneous	500
Total	$9,000

Item 14. Indemnification of Directors and Officers.

Delaware law generally permits the Registrant to indemnify its directors, officers, employees and agents.  A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  To the extent that a former or present director or officer is successful, on the merits or otherwise, in defense of any action, suit, or proceeding subject to the Delaware corporate statute’s indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

The Registrant’s Amended and Restated Bylaws provide that it shall indemnify its directors and officers to the fullest extent authorized under Delaware law, and that the Registrant will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

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Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold by the Company without registration under the Securities Act. All certificates representing the securities described herein and currently outstanding have been appropriately legended. Unless otherwise set forth below, the securities described below were exempt from registration under the Securities Act in reliance upon Section 4(a)(2), Regulation D of the Securities Act and/or pursuant to Regulation S of the Securities Act to non-U.S. investors. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

On June 22, 2016, we entered into a public relation services agreement with 5W Public Relations, LLC, or the Service Provider, which was amended on October 26, 2016, collectively referred to as the Service Provider Agreement. Pursuant to the Service Provider Agreement, we have the right, at our sole discretion, to issue shares of common stock in lieu of cash consideration. On January 26, 2017, we issued 6,553 shares of our common stock to the Service Provider, in lieu of cash consideration, pursuant to our Amended and Restated 2012 Equity Incentive Plan.

On January 9, 2017, we commenced a private placement offering of up to $5,100,000 consisting of up to 1,821,437 shares of common stock and warrants to purchase up to 1,821,437 shares of common stock. The warrants are exercisable after the six month anniversary of each respective closing and will expire on the 5 year anniversary of their issuance. On January 9, 2017, we held the initial closing of the offering with a lead investor and an additional investor and issued and sold 1,113,922 shares of common stock and warrants to purchase 1,113,922 shares of common stock for aggregate gross proceeds of approximately $3,100,000. On January 11, 2017, we entered into securities purchase agreements with 18 investors for the future issuance and sale of 707,515 shares of common stock and warrants to purchase 707,515 shares of common stock, provided that the issuance and sale of such securities shall only occur upon our obtaining stockholder approval, pursuant to Nasdaq rules. On March 9, 2017, following receipt of stockholder approval, we issued and sold 707,515 shares of common stock and warrants to purchase 707,515 shares of common stock to the 18 investors.

As of September 30, 2016, we issued an aggregate of 6,558 shares of our common stock to our U.S. directors pursuant to our Shares for Salary Program, in lieu of cash payments due for services rendered during the three month period ended June 30, 2016.

On August 10, 2016, we entered into an agreement (the “Agreement”) with Dicilyon Consulting and Investment Ltd., an existing stockholder (the “Stockholder”), and David Edery, who previously purchased certain securities from us, which were granted certain registration rights which required, among other things, the continued effectiveness of certain registration statements. In consideration of the Stockholder waiving its registration rights with respect to certain previously purchased securities, we agreed to issue to the Stockholder a warrant to purchase 300,000 shares of common stock at an exercise price of $4.50 per share exercisable for a period of 4.5 years from the date of the Agreement. In addition, we have also agreed to register the shares of common Stock underlying the warrant. The warrant is exercisable for cash or on a cashless basis if a registration statement covering the shares issuable upon exercise of the Warrants is unavailable.

As of March 31, 2016, we issued an aggregate of 29,849 shares of our common stock to certain officers and directors under our 2012 Equity Incentive Plan as equity compensation and we also issued an aggregate of 5,556 shares of our common stock to a service provider in consideration for services provided to us.

In March 2016 we issued to the holders of the then currently outstanding 1,984 shares of our Series A Convertible Preferred Stock, 623,672 shares of our common stock, reflecting an increase of 25% in the original number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock. The increase of 25% in the original number of shares of common stock issued to holders of the Series A Convertible Preferred Stock was a change in the conversion terms.

On March 3, 2016, concurrent with a public offering, we entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain existing shareholders (the “Investors”) with respect to the sale in a private placement (the “Private Offering”) of 555,555 of our units (the “Units”). The purchase price per Unit was $4.50 and the total consideration amounted to $2,500, net of issuance costs. Each Unit sold in the Private Offering was comprised of (i) one share of common stock and (ii) one warrant to purchase 1.2 shares of common stock (the “2016 Series A Warrant”) which was immediately exercisable at an exercise price of $4.50 per share of Common Stock and expires 5 years from the date of issuance. In total, in the Private Offering, we issued 555,555 shares of common stock and 2016 Series A Warrants exercisable for an aggregate of 666,666 shares of common stock. The 2016 Series A Warrants are exercisable for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the 2016 Series A Warrants is available.

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In connection with the Private Offering, we agreed to issue to two non-U.S. finders an aggregate of 44,444 restricted shares of common stock, 73,333 warrants to purchase common stock at an exercise price of $4.50 per share which expire 5 years from the date of issuance, and 38,889 non-plan stock options which have an exercise price of $0.0001 per share and are fully vested and exercisable after the lapse of four months from the grant date.

The aforementioned public offering and Private Offering triggered the anti-dilution mechanism of the warrants issued in a private placement conducted in 2011 and 2012 by adjusting the current exercise price of the warrants for the investors and placement agent to $3.59 per share and an additional 415,316 and 78,662 shares became subject to such warrants, respectively. In addition, the exercise price of the placement agent's warrants in the private placement conducted in 2011 and 2012, was adjusted to $3.33 per share and an additional 48,054 warrants were issued.

On December 24, 2015, we consummated a private placement pursuant to which we issued 81,122 shares of common stock and a warrant exercisable for an aggregate of 81,122 shares of common stock for an aggregate gross consideration of approximately $0.5 million. The warrant is immediately exercisable at an exercise price of $6.16 per share and expires 6 months from the date of the closing.

On November 19, 2015, we closed on the sale of 424,919 units to certain existing shareholders and private investors in connection with a private placement offering pursuant to a definitive securities purchase agreement for total gross proceeds of approximately $2.3 million. The purchase price per unit was $5.40. We issued 424,919 shares of common stock and warrants exercisable for an aggregate of 424,919 shares of common stock, consisting of Series A warrants and Series B warrants. The Series A warrants are immediately exercisable for 0.7 shares of common stock at an exercise price of $6.66 per share and expire 16 months from the date of the closing. The Series B warrants are immediately exercisable for 0.3 shares of common stock at an exercise price of $7.74 per share and expire 36 months from the date of the closing. The warrants are exercisable for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the warrants is available.

In connection with the offering, we agreed to issue to certain finders 21,304 restricted shares of common stock and 45,729 warrants to purchase shares of common stock as follows: (a) a warrant to purchase 0.7 shares of common stock which is immediately exercisable at an exercise price of $6.66 per share and expires 16 months from the date of the closing and (b) a warrant to purchase 0.3 shares of common stock which is immediately exercisable at an exercise price of $7.74 per share and expires 36 months from the date of the closing. In addition, the Company also issued to a finder 24,424 non-plan stock options.

Commencing on October 27, 2015, we entered into warrant replacement agreements with certain investors in our private placement transaction which closed in September 2014. The purpose of the warrant replacement agreements was to induce the replacement of warrants issued in the September 2014 private placement to purchase up to 296,775 shares of our common stock at an exercise price of $8.559 per share exercisable until September 23, 2018. The warrants issued in the September 2014 private placement contain a net settlement cash feature and liquidated damages penalties and therefore are accounted for as a liability in our financial statements which liability will end as a result of the replacement of the warrants. In connection with the warrant replacement agreements, we issued replacement warrants to purchase up to 264,012 shares of common stock at an exercise price of $8.559 per share, which replacement warrants are exercisable until September 23, 2018 and contain a standard anti-dilution clause.

On July 23, 2015 and August 28, 2015, we closed on the sale of 463,960 units to certain institutional and retail investors in connection with a private placement offering pursuant to a definitive securities purchase agreement for total gross proceeds of approximately $2.5 million. The purchase price per unit was $5.40. We issued an aggregate of 463,960 shares of common stock and warrants exercisable for an aggregate of 463,974 shares of common stock, divided evenly between Series A Warrants and Series B Warrants.

The Series A Warrants are immediately exercisable at an exercise price of $6.30 per share and expire 12 months from the date of the closing of the offering at which they were issued. The Series B Warrants are immediately exercisable at an exercise price of $7.20 per share and expire 36 months from the date of the closing of the offering at which they were issued. The warrants are exercisable for cash or on a cashless basis if a registration statement covering the shares issuable upon exercise of the warrants is unavailable.

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In total in connection with the offering, we agreed to issue to a placement agent 2,778 restricted shares of common stock, and issue to the placement agent and to a selected dealer an aggregate of 49,910 warrants. In addition, we agreed to issue to certain finders 13,630 restricted shares of common stock and 34,424 warrants to purchase shares of common stock as follows: (a) a warrant to purchase 0.5 shares of common stock which is immediately exercisable at an exercise price of $6.30 per share and expires 12 months from the date of issuance and (b) a warrant to purchase 0.5 shares of common stock which is immediately exercisable at an exercise price of $7.20 per share and expires 36 months from the date of issuance. In addition, the Company also issued to a finder 20,793 non-plan stock options.

We issued three types of placement agent warrants, of which (i) the first will have an exercise price of $5.40 per share exercisable over a period of three years; (ii) the second will have an exercise price of $6.30 per share, exercisable over a period of one year; and (iii) the third will have an exercise price of $7.20 per share, exercisable over a period of three years. The placement agent warrants are exercisable for cash or on a cashless basis and have similar registration rights as the shares but also include piggyback registration rights.

On May 15, 2015, we entered into warrant exercise and replacement agreements with certain investors in our February 2015 Private Placement (as hereinafter defined). The purpose of the warrant replacement agreements was to induce the exercise of the Series A Warrants issued in the February Private Placement, or the February 2015 Warrants, into 106,881 shares of our common stock at an exercise price of $4.32 per share. In connection with the Exercise and Replacement Agreements and the exercise of the February 2015 Warrants, we issued to the February 2015 Buyers additional warrants to purchase an aggregate of 106,881 shares of our common stock at an exercise price of $4.32 per share.

On April 3, 2015 we approved the issuance of up to 22,224 shares of common stock to a consultant, of which 22,224 shares of common stock were issued in equal 5,556 amounts on April 13, 2015, August 13, 2015, December 14, 2015 and January 27, 2016.

On February 25, 2015 and March 16, 2015, we entered into and closed the transactions contemplated by a definitive securities purchase agreement with twenty institutional and accredited investors memorializing a private placement offering in which we raised approximately $2 million in gross proceeds (the “February 2015 Private Placement”). In such transactions, we issued an aggregate of (i) 627,035 shares of common stock (ii) 156,769 shares of common stock underlying Series A Warrants and (iii) 156,769 shares of common stock underlying Series B Warrants. The purchase price per unit was $3.24.

The Series A Warrants are immediately exercisable at an exercise price of $4.32 per share and expire 9 months from the second closing of the Offering. The Series B Warrants are immediately exercisable at an exercise price of $5.40 per share and expire 36 months from the second closing of the February 2015 Private Placement. The units detached immediately upon sale and are not separate securities of the company, and the warrants were aggregated into a single Series A Warrant and Series B Warrant for each buyer based on their total investment in the February 2015 Private Placement. The Series B Warrants will be callable by us for nominal consideration in the event that the share price of our common stock trades over $14.40 (adjusted for splits and the like) for 20 consecutive trading days. The Series B Warrants will otherwise be identical to the Series A Warrants.

On August 15, 2014, we entered into separate amendment and exchange agreements with each of the investors in the a private placement we consummated on February 18, 2014 (the “February 2014 Private Placement”). The purpose of the amendment and exchange agreements was to implement an exchange of the all of the warrants issued in the February 2014 Private Placement for a number of shares of common stock in a transaction undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, which transaction also amended and eliminated certain terms of the securities purchase agreement and registration rights agreement related to the February 2014 Private Placement (including cash penalties that we had accrued under the February 2014 Private Placement agreements). Pursuant to such exchange, all of the warrants issued in the February 2014 Private Placement were exchanged (and all such warrants were terminated) effective as of August 22, 2014 in consideration of the issuance to the warrant holders of an aggregate of 600,353 shares of common stock, which amount was determined pursuant to a formula set forth in the amendment and exchange agreements. Pursuant to the same formula, the warrants issuable to Roth Capital were exchange for an aggregate of 8,407 shares of common stock.

II-4

On September 23, 2014, we entered into and closed the transactions contemplated by a definitive securities purchase agreement with fourteen institutional and accredited investors memorializing a private placement offering in which we raised approximately $4.2 million in gross proceeds (the” September 2014 Private Placement”). In such transaction, we issued an aggregate of (i) 2,353 shares of our newly designated Series A Convertible Preferred Stock and (ii) warrants to purchase shares of our common stock.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”), the shares of Series A Preferred Stock are convertible at any time into an aggregate of 593,546 shares of common stock based on a conversion price of $7.1352 per share. Such conversion price is not subject to any future price-based anti-dilution adjustments but does carry customary stock-based anti-dilution protection. Upon the written election of the holders of a majority of the outstanding Series A Preferred Stock, all shares of Series A Preferred Stock shall convert into common stock. The holders of the Series A Preferred Stock shall vote on an as converted basis with the holders of the common stock. The Series A Preferred Stock does not carry any fixed coupon or dividend rights but does carry a liquidation preference for each purchaser equal to the investment made by such purchaser in the September 2014 Private Placement, and such liquidation preference applies in certain deemed liquidation events such as changes in control of the company. In addition, the holders of Series A Preferred Stock are eligible to participate in dividends and other distributions by the company on an as converted basis.

The warrants issued in the September 2014 Private Placement are exercisable for an aggregate of 296,775 shares of common stock (or 50% warrant coverage) at a price of $8.559 per share. Such exercise price is also not subject to any future price-based anti-dilution adjustments but does carry customary stock-based anti-dilution protection. The holders of the warrants have the right to participate in dividends and other distributions of the company on an as exercised basis. The warrants expire on September 23, 2018.

Item 16. Exhibits and Financial Statements Schedules.

(a)	Exhibits:

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(8) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on the 25th day of May 2017.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
	Name:	Erez Raphael
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chairman and Chief Executive Officer	May 25, 2017
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	May 25, 2017
Zvi Ben David	(Principal Financial and Accounting Officer)

Director
Yossi Bahagon

Director
Yalon Farhi

*	Director	May 25, 2017
Malcolm Hoenlein

Director
Allen Kamer

*	Director	May 25, 2017
Hila Karah

*	Director	May 25, 2017
Dennis M. McGrath

*	Director	May 25, 2017
Richard B. Stone

*	Director	May 25, 2017
Rami Yehudiha

* by Erez Raphael as Attorney-in-Fact

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Exhibit Index

Number	Description of Exhibits
3.1	Composite copy of Certificate of Incorporation, as amended (19)
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company (2)
3.3	Bylaws (3)
4.1	Form of Warrant issued to investors in the Company’s 2011-2012 Private Placement (3)
4.2	Warrant for shares of common stock issued to Spencer Trask Ventures, Inc. (3)
4.3	Warrant for shares of common stock issued to Spencer Trask Ventures, Inc. (3)
4.4	Form of Warrant issued to investors in the Company’s August 2012 Private Placement (3)
4.5	Form of Finder Warrant issued in connection with the Company’s October 2012 Private Placement (3)
4.6	Form of Warrant issued to investors in the Company’s May 2013 Private Placement (4)
4.7	Registration Rights Agreement, dated as of February 12, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement (5)
4.8	Form of Warrant issued to investors in the Company’s September 2014 Private Placement (6)
4.9	Registration Rights Agreement, dated as of September 24, 2014, by and among the Company and the Purchasers named therein in connection with the Company’s September 2014 Private Placement (6)
4.10	Form of Series A Warrant issued to investors in the Company’s February 2015 Private Placement (14)
4.11	Form of Series B Warrant issued to investors in the Company’s February 2015 Private Placement (14)
4.12	Registration Rights Agreement, dated as of February 25, 2015, by and among the Company and the Purchasers named therein in connection with the Company’s February 2015 Private Placement (14)
4.13	Form of Warrant issued in connection with warrant exercise and replacement agreement (15)
4.14	Form of Series A Warrant issued to investors in the Company’s July 2015 Private Placement (1)
4.15	Form of Series B Warrant issued to investors in the Company’s July 2015 Private Placement (1)
4.16	Form of placement agent common stock warrant issued in the Company’s July 2015 Private Placement (1)
4.17	Form of placement agent Series A warrant issued in the Company’s July 2015 Private Placement (1)
4.18	Form of placement agent Series B warrant issued in the Company’s July 2015 Private Placement (1)
4.19	Form of Warrant issued in connection with warrant replacement agreement (18)
4.20	Form of Series A Warrant issued to investors in the Company’s November 2015 Private Placement (18)
4.21	Form of Series B Warrant issued to investors in the Company’s November 2015 Private Placement (18)
4.22	Form of Warrant issued to investors in the Company’s December 2015 Private Placement (7)
4.23	Warrant Agent Agreement, dated as of March 8, 2016, between LabStyle Innovations Corp. and VStock Transfer, LLC (21)
4.24	Form of Representatives’ Warrant (21)
4.25	Form of Series A Warrant (21)
4.26	Warrant dated January 9, 2017 issued to OurCrowd Digital Health L.P. (22)
4.27	Form of Warrant issued in January 2017 Private Placement (22)
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (23)
10.1	Employment Agreement, dated October 11, 2012, between LabStyle Israel and Erez Raphael+ (8)
10.2	Amendment to Employment Agreement, dated April 1, 2013, between LabStyle Israel and Erez Raphael+ (8)
10.3	Amendment to Employment Agreement, dated August 30, 2013, between LabStyle Israel and Erez Raphael+ (8)
10.4	Form of Securities Purchase Agreement for the Company’s August 2012 Private Placement (3)
10.5	Addendum to Securities Purchase Agreement, dated February 11, 2013, for the Company’s August 2012 Private Placement (9)
10.6	Form of Subscription Agreement for the Company’s October 2012 private placement (3)
10.7	Distribution Agreement, dated April 25, 2013, by and between the Labstyle Innovation Ltd. and Farla Medical Limited (10)
10.8	Form of Subscription Agreement for the Company’s May 2013 Private Placement (4)
10.9	Securities Purchase Agreement, dated as of February 12, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement (5)
10.10	Amendment, dated as of March 20, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement (11)

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10.11	Form of Amendment and Exchange Agreement, dated August 15, 2014, entered into between the Company and the several investors in the Company’s February 2014 Private Placement (12)
10.12	Securities Purchase Agreement, dated as of September 24, 2014, by and among the Company and the Purchaser named therein in connection with the Company’s September 2014 Private Placement (2)
10.13	Personal Employment Agreement, dated January 8, 2015, between the Company and Zvi Ben David+ (13)
10.14	Securities Purchase Agreement, dated as of February 25, 2015, by and among the Company and the Purchaser named therein in connection with the Company’s February 2015 Private Placement (14)
10.15	Form of Warrant Exercise and Replacement Agreement (15)
10.16	Amended and Restated 2012 Equity Incentive Plan of the Company+(16)
10.20	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s July 2015 Private Placement (1)
10.21	Form of Warrant Replacement Agreement (17)
10.22	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s November 2015 Private Placement (18)
10.23	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s December 2015 Private Placement(7)
10.24	Agreement between the Company, Dicilyon Consulting and Investment Ltd. and David Edery, dated August 10, 2016 (19)
10.25	Form of Warrant Amendment Agreement (20)
10.26	Form of Securities Purchase Agreement for March 2016 Private Placement (21)
10.27	Securities Purchase Agreement between the Company and OurCrowd Digital Health L.P., dated January 9, 2017 (22)
10.28	Form of Registration Rights Agreement by and between the Company and OurCrowd in connection with the Company’s January 2017 Private Placement (22)
10.29	Securities Purchase Agreement between the Company and Shmuel Farhi, dated January 9, 2017 (22)
10.30	Form of Securities Purchase Agreement by and between the Company and the Purchasers named therein in connection with the Company’s January 2017 Private Placement (22)
10.31	Form of Registration Rights Agreement by and between the Company and the Purchasers named therein in connection with the Company’s January 2017 Private Placement (22)
21.1	List of Subsidiaries of the Company (7)
23.1	Consent of Kost Forer Gabbay and Kaiserer*
23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)

*	Filed herewith
(1)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2014.
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 16, 2013.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2013.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2014.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2014.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2016.
(8)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 2013.
(9)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 12, 2013.
(10)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2013.

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(11)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 20, 2014.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2014.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2015.
(14)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2015.
(15)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2015.
(16)	Incorporated by reference to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 19, 2016.
(17)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2015.
(18)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2015.
(19)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2016.
(20)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2016.
(21)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2016.
(22)	Incorporated by reference to the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on March 10, 2017.
(23)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 25, 2016.

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